Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-278900) and Form F-3 (File Nos. 333-288514 and 333-278912) of UTime Limited (the “Company”) of our report dated July 30, 2024 relating to the Company’s consolidated financial statements which appears in this Annual Report on Form 20-F for the year ended March 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in those Registration Statements

/s/ Audit Alliance LLP

Singapore

August 11, 2025